UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT PURSUANT TO
SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 4, 2021

WESTWATER RESOURCES, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-33404	75-2212772
(State or Other Jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification No.)

6950 S. Potomac Street, Suite 300 Centennial, Colorado	80112
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (303) 531-0516

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock, $0.001 par value	WWR	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b–2 of this chapter).

Emerging growth company    ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

Item 1.01Entry into a Material Definitive Agreement.

On February 4, 2021, Westwater Resources, Inc. (the “Company”) entered into a Master Services Agreement (the “Master Services Agreement”) with Samuel Engineering, Inc. (“Samuel”) for various engineering support and consulting services in connection with the Company’s Coosa Graphite Project (the “Coosa Project”) definitive feasibility study (the “Feasibility Study”).

Under the terms of the Master Services Agreement and as a part of the Feasibility Study, Samuel will, among other things, conduct studies that address the Coosa Project’s location, raw materials, product quality, infrastructure and other preliminary assessments, which will provide cost estimates for Phases I and II of the Coosa Project, identify long-lead items and provide detailed specifications for these items to be ordered, as well as prepare designs and drawings for the detailed engineering phase prior to construction.

Under the Master Services Agreement, the Company has submitted an initial work order to Samuel relating to the Feasibility Study, with an estimated price of approximately $0.5 million for the services provided. The term of the Master Services Agreement will continue until the agreement is terminated by either party upon 30 days written notice. The Master Services Agreement may be terminated by either party upon an uncured material breach of its terms by the other party.

The Master Services Agreement also includes customary provisions relating to, among others, compliance with laws, non-solicitation of employees, insurance requirements, mutual indemnification, confidentiality, and audit and inspection procedures.

The foregoing description of the terms and conditions of the Master Services Agreement is not complete and is qualified in its entirety by the full text of the Master Services Agreement, a copy of which will be filed with the Company’s Annual Report on Form 10-K for the year ended December 31, 2020.

Item 7.01Regulation FD Disclosure.

On February 8, 2021, the Company issued a press release regarding entry into the Master Services Agreement. A copy of the press release is furnished with this Form 8-K as Exhibit 99.1.

The information in this Item 7.01, including the press release, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by reference to such filing.

Item 9.01Financial Statements and Exhibits.

(d)Exhibits.

Exhibit No.	Description
99.1	Press release, dated February 8, 2021.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 8, 2021

WESTWATER RESOURCES, INC.

By:      /s/ Jeffrey L. Vigil

Name:Jeffrey L. Vigil

Title:Vice President–Finance and Chief Financial Officer